Exhibit 4.58

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), made by way of deed November 29, 2011, among NCL CORPORATION LTD., a Bermuda company with its registered office as of the date hereof at Milner House, 18 Parliament Street, Hamilton HM12, Bermuda, as Parent, NORWEGIAN JEWEL LIMITED, an Isle of Man company with its registered office as of the date hereof at International House, Castle Hill, Victoria Road, Douglas, Isle of Man IM2 4RB, as Borrower, certain lenders party to the Credit Agreement referred to below on the date hereof (the “Lenders”) constituting the Required Lenders and COMMERZBANK AKTIENGESELLSCHAFT, as Hermes Agent.

W I T N E S S E T H:

WHEREAS, the Parent, the Borrower, the Lenders, the Facility Agent and the Hermes Agent, among others, are parties to a credit agreement dated November 18, 2010 (the “Credit Agreement”);

WHEREAS, subject to the terms, conditions and agreements herein set forth, the parties hereto have agreed to amend the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I. Interpretation

1. Save as defined in this Amendment, words and expressions defined in the Credit Agreement shall have the same meanings in this Amendment.

2. Section 14.16 (Third Party Rights) of the Credit Agreement shall be deemed to be incorporated into this Amendment save that references in the Credit Agreement to “this Deed” shall be construed as references to this Amendment.

II. Agreement of Parties

1. Pursuant to the terms of the Credit Agreement, each party hereto agrees and consents to the amendments to the Credit Agreement contemplated by this Amendment.

2. Each of the parties hereto agrees and acknowledges that, save as amended by this Amendment, the Credit Agreement and each Credit Document to which it is a party shall continue in full force and effect.

3. Each of the Credit Parties agrees that the guarantee and indemnity contained in section 15.01 (Guaranty and Indemnity) of the Credit Agreement shall, on and after the Amendment Effective Date (as defined below) continue in full force and effect and extend to the liabilities and obligations of the Borrower under the Credit Agreement and the other Credit Documents (as amended and restated from time to time) including as varied, amended, supplemented or extended by this Amendment.

Exhibit 4.58

4. Each of the Credit Parties confirms that:

a.	its obligations arising under the Credit Agreement, as amended by this Agreement constitute secured obligations (howsoever defined); and

b.	the security interests created under any Security Document:

i.	continue in full force and effect; and

ii.	extend to the liabilities and obligations of the Credit Parties under any Security Document, subject to the limitations set out in the relevant Security Documents.

5. Each Credit Party shall, at the request of the Facility Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Amendment.

III. Amendments to the Credit Agreement

1. The definition of “Total Allocable Commitment” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Total Allocable Commitment” shall mean, at any time, an amount equal to 50% of the Total Commitment at such time; provided that, at any time and from time to time after the Effective Date, the Parent may reallocate portions of the then applicable Total Commitment between this Agreement and the Other Term Loan Facility in its own discretion by giving the Facility Agent 15 Business Days’ written notice thereof; provided that (I) at no time shall the sum of the Total Allocable Commitment under this Agreement and the “Total Allocable Commitment” (under and as defined in the Other Term Loan Facility) exceed the Total Commitment at such time and (II) no reallocation of a portion of the Total Commitment pursuant hereto shall be permitted unless (x) in the event that such reallocation occurs substantially simultaneously with a Borrowing Date, the Facility Agent shall have received evidence from the Hermes Agent that the condition set forth in Section 6.07 has been satisfied and (y) otherwise, the Facility Agent shall have received evidence, in form and content satisfactory to the Lenders, from the Hermes Agent that the terms of the Hermes Cover have been amended to reflect such reallocation.

2. Section 6.07 of the Credit Agreement is hereby amended by inserting the text “(including any amendments thereto to reflect reallocations of a portion of the Total Commitment as provided for in the definition of Total Allocable Commitment)” immediately following the text “each Joint Lead Arranger shall have confirmed to the Hermes Agent that the terms of the Hermes Cover” appearing in said Section.

IV. Miscellaneous Provisions.

1. In order to induce the Lenders to enter into this Amendment:

a.	the Borrower hereby represents and warrants that no Default or Event of Default exists as of the Amendment Effective Date or will exist immediately after giving effect to this Amendment on such date; and

Exhibit 4.58

b.	each of the Credit Parties jointly and severally:

i.	makes the representations and warranties to the Lenders on the terms set out in Section 8 (Representations and Warranties) of the Credit Agreement as if such Section was set out in full in this Amendment and as if references to “this Agreement” in and as of the Amendment Effective Date that Section were references to this Amendment; and

ii.	represents and warrants that it has not amended or varied any of its constitutional documents since the date such documents were delivered to the Facility Agent pursuant to Section 5.03 (Corporate Documents; Proceedings; etc.) of the Credit Agreement and that such documents remain true and accurate and in full force and effect.

Such representations and warranties shall survive the execution of this Amendment.

2. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

3. Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and the other Credit Documents, and all rights of the Lenders and the Agents and all of the Obligations under each of the Credit Documents, shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterpart when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Facility Agent. Any party hereto may execute and deliver a counterpart of this Amendment by delivering by facsimile or other electronic transmission a signature page of this Amendment signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature.

5. THIS AMENDMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED

Exhibit 4.58

BY ENGLISH LAW. THE COURTS OF ENGLAND HAVE EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT (INCLUDING A DISPUTE RELATING TO THE EXISTENCE, VALIDITY OR TERMINATION OF THIS AMENDMENT OR ANY NON-CONTRACTUAL OBLIGATION ARISING OUT OF OR IN CONNECTION WITH THIS AMENDMENT) (A “DISPUTE”). THE PARTIES HERETO AGREE THAT THE COURTS OF ENGLAND ARE THE MOST APPROPRIATE AND CONVENIENT COURTS TO SETTLE DISPUTES AND ACCORDINGLY NO PARTY HERETO WILL ARGUE TO THE CONTRARY. THIS SECTION 5 IS FOR THE BENEFIT OF THE LENDERS, AGENTS AND SECURED CREDITORS. AS A RESULT, NO SUCH PARTY SHALL BE PREVENTED FROM TAKING PROCEEDINGS RELATING TO A DISPUTE IN ANY OTHER COURTS WITH JURISDICTION. TO THE EXTENT ALLOWED BY LAW, THE LENDERS, AGENTS AND SECURED CREDITORS MAY TAKE CONCURRENT PROCEEDINGS IN ANY NUMBER OF JURISDICTIONS.

WITHOUT PREJUDICE TO ANY OTHER MODE OF SERVICE ALLOWED UNDER ANY RELEVANT LAW, EACH CREDIT PARTY (OTHER THAN A CREDIT PARTY INCORPORATED IN ENGLAND AND WALES): (I) IRREVOCABLY APPOINTS EC3 SERVICES LIMITED, HAVING ITS REGISTERED OFFICE AT 51 EASTCHEAP, LONDON, EC3M 1JP, AS ITS AGENT FOR SERVICE OF PROCESS IN RELATION TO ANY PROCEEDINGS BEFORE THE ENGLISH COURTS IN CONNECTION WITH THIS AMENDMENT AND (II) AGREES THAT FAILURE BY AN AGENT FOR SERVICE OF PROCESS TO NOTIFY THE RELEVANT CREDIT PARTY OF THE PROCESS WILL NOT INVALIDATE THE PROCEEDINGS CONCERNED. IF ANY PERSON APPOINTED AS AN AGENT FOR SERVICE OF PROCESS IS UNABLE FOR ANY REASON TO ACT AS AGENT FOR SERVICE OF PROCESS, THE PARENT (ON BEHALF OF ALL THE CREDIT PARTIES) MUST IMMEDIATELY (AND IN ANY EVENT WITHIN FIVE DAYS OF SUCH EVENT TAKING PLACE) APPOINT ANOTHER AGENT ON TERMS ACCEPTABLE TO THE FACILITY AGENT. FAILING THIS, THE FACILITY AGENT MAY APPOINT ANOTHER AGENT FOR THIS PURPOSE.

EACH PARTY TO THIS AMENDMENT EXPRESSLY AGREES AND CONSENTS TO THE PROVISIONS OF THIS SECTION 5.

6. This Amendment shall take effect as a deed on the date (the “Amendment Effective Date”) when the following condition shall have been satisfied: the Parent, the Borrower, the Hermes Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 Attention: May Yip (facsimile number: 212-354-8113 / e-mail address: myip@whitecase.com);

7. From and after the Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

*        *        *

Exhibit 4.58

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as a deed on the date first above written.

Signed as a deed for and on behalf of NCL CORPORATION LTD., a Bermuda company, as Parent and Guarantor

By:	/s/ Kevin M. Sheehan
	Title:	President and Chief Executive Officer

By:	/s/ Wendy A. Beck
	Title:	Executive Vice President and Chief Financial Officer

Initials Illegible
Authorized signatory

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Signed as a deed and delivered on behalf of NORWEGIAN JEWEL LIMITED, an Isle of Man company, as Borrower

By:	/s/ Kevin M. Sheehan
	Title:	Director
Initials Illegible
Initials Illegible
Authorized signatory

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Signed as a deed and delivered on behalf of KFW IPEX-BANK GMBH, a bank organized under the laws of Germany, by
Jochen Saleth	and	Tanja Georg	, being persons who, in accordance with the laws of that territory, are
full name of person signing		full name of person signing

acting under the authority of the bank.

By:	/s/ Jochen Saleth
	Title:	Jochen Saleth
Vice President

By:	/s/ Tanja Georg
	Title:	Tanja Georg
Assistant Vice President

Authorized signatories

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Signed as a deed and delivered on behalf of NORDEA BANK NORGE ASA, a bank organized under the laws of Norway, by
Ronny Bjørnadal	and	Arne Berglund	, being persons who, in accordance with the laws of that territory, are
full name of person signing		full name of person signing

acting under the authority of the bank.

By:	/s/ Ronny Bjørnadal
	Title:	Ronny Bjørnadal
Head of Syndicated Loans

By:	/s/ Arne Berglund
	Title:	Arne Berglund
Senior Vice President

Authorized Signatories

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Signed as a deed and delivered on behalf of DNB ~~NOR~~ BANK ASA, a bank organized under the laws of Norway, by
Amra Koluder/Illegible	, being a person who, in accordance with the laws of that territory, is acting under the authority of the full name of person signing

bank.

By:	/s/ Amra Koluder	/s/ Illegible
	Title: First Vice President	Senior Vice President

Authorized signatory

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Signed as a deed and delivered on behalf of COMMERZBANK AKTIENGESELLSCHAFT, a bank organized under the laws of
Germany, as Hermes Agent, by	Hans-Ulrich Betzoldt	and	Klaus-Dieter Schmedding	, being persons who, in accordance with
	full name of person signing		full name of person signing

the laws of that territory, are acting under the authority of the bank.

By:	/s/ Hans-Ulrich Betzoldt
	Title:	Senior Vice President

By:	/s/ Klaus-Dieter Schmedding
	Title:	Senior Vice President

Authorized signatories

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Executed as a deed by HSBC BANK PLC acting by Mark Looi, an authorized signatory, in the presence of: John Gaston	/s/ Mark Looi
Signature of Authorized Signatory
Authorized Signatory Mark Looi

/s/ John Gaston
Signature of Witness
Name of Witness John Gaston

Address of Witness:
8 Canada Square
London E14 5MQ

Occupation of Witness: Banker

[First Amendment to Jewel Credit Agreement]

Exhibit 4.58

Signed as a deed and delivered on behalf of DEUTSCHE SCHIFFSBANK AKTIENGESELLSCHAFT, a bank organized under the
laws of Germany, by	Sandrina Zurmühlen	and	Jorg Remde	, being persons who, in accordance with the laws of
	full name of person signing		full name of person signing

that territory, are acting under the authority of the bank.

By:	/s/ Sandrina Zurmühlen
	Title:	Prokurist
Assistant General Manager

By:	/s/ Jorg Remde
	Title:	Prokurist
Assistant General Manager

Authorized signatories

[First Amendment to Jewel Credit Agreement]